UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 29, 2021

Twitter, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36164	20-8913779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1355 Market Street, Suite 900

San Francisco, California 94103

(Address of principal executive offices, including zip code)

(415) 222-9670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value of $0.000005 per share	TWTR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2021, Twitter, Inc. (the “Company”) announced that Jack Dorsey has decided to step down as Chief Executive Officer, effective as of November 29, 2021. The Company’s board of directors (the “Board”) has unanimously appointed Parag Agrawal, the Company’s Chief Technology Officer, as Chief Executive Officer and as a member of the Board, effective November 29, 2021. Mr. Dorsey will continue to serve on the Company’s Board as a non-employee director until his term expires at the 2022 meeting of stockholders.

Mr. Agrawal, 37, has served as the Company’s Chief Technology Officer since 2017, and has been responsible for the Company’s technical strategy. He joined the Company in 2011 as a software engineer, leading efforts on scaling Twitter Ads systems, as well as reaccelerating audience growth by improving Home timeline relevance. He holds a bachelor’s degree from IIT Bombay and a Ph.D. in computer science from Stanford University.

In connection with his appointment as Chief Executive Officer, the Company entered into an offer letter (the “Offer Letter”) with Mr. Agrawal, effective November 29, 2021. Pursuant to the Offer Letter, Mr. Agrawal will receive an annual salary of $1,000,000 and will continue to be a participant in the Company’s executive bonus plan with a new target bonus of 150% of his annual base salary.

Under the terms of the Offer Letter, in December 2021, the Board will grant to Mr. Agrawal restricted stock units (“RSUs”) with a grant date face value of $12,500,000. The RSUs will vest in 16 equal quarterly increments (each being 6.25% of the grant) starting February 1, 2022, subject in each case to Mr. Agrawal remaining an employee of the Company through the applicable vesting date. In April 2022, the Board will grant Mr. Agrawal performance based RSUs (“PRSUs”) with a grant date face value of $12,500,000. The performance goals for those PRSUs will be determined by the Compensation Committee of the Board (the “Committee”) on or before the grant date.

Mr. Agrawal will be eligible to participate in the Company’s Amended and Restated Change of Control and Involuntary Termination Protection Policy (the “Policy”) which is described in the Company’s proxy statement for the annual meeting of stockholders filed with the Securities and Exchange Commission on April 13, 2021, under the caption “Executive Compensation—Compensation Tables—Potential Payments Upon Termination or Change of Control.” Upon execution of a participation agreement, Mr. Agrawal will be eligible for severance benefits under the Policy and his severance benefit level will be no less favorable than any of the Company’s other executive officers. Effective as of the date of the Offer Letter, the following terms under the Policy will apply to Mr. Agrawal: (a) the Change of Control Period (as defined in the Policy) will begin 3 months before a Change of Control (as defined in the Policy) and end 12 months after the Change of Control, (b) there will be accelerated vesting of equity awards that would have vested within 12 months after the termination of employment (but 37.5% if the termination is before January 1, 2025), but otherwise consistent with the terms of the Policy as in effect on the date of the Employment Letter, including (but not limited to) with respect to performance-based awards, provided that performance-based awards granted after the date of the Employment Offer Letter shall be subject to the terms of the applicable award agreement if such agreement expressly sets forth a different treatment and provided, that, any equity awards with respect to which, at the time of termination of employment, it is known that the applicable performance goals were attained, vesting shall be applied at the greater of target or actual performance, (c) “Good Reason” will include (among other items) “a material adverse change in the nature or scope of Mr. Agrawal’s authority, powers, functions, duties, responsibilities, or reporting relationship (including ceasing to directly report to the board of directors of a publicly traded entity, if applicable)”, and (d) no amendment to the Policy that would adversely affect Mr. Agrawal’s rights under the Policy shall be made without his prior written consent, provided, that commencing January 1, 2024, the Company may, following a notice period of at least 12 months, adopt amendments that are materially detrimental to his rights under the Policy so long as the amendment is not effective until January 1, 2025 at the earliest.

There are no arrangements or understandings between Mr. Agrawal and any other persons pursuant to which he was selected as Chief Executive Officer. There are also no family relationships between Mr. Agrawal and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The Employment Offer Letter is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference.

Board Chair

On November 29, 2021, the Company also announced that Bret Taylor has been appointed as Chair of the Board. Mr. Taylor, who has served as an independent director since 2016, will serve as an independent Board Chair. In connection with the appointment, Patrick Pichette has stepped down as Chair and will remain on the Board as a non-employee director and Chair of the Audit Committee.

Item 7.01.	Regulation FD Disclosure.

On November 29, 2021, Twitter issued a press release announcing the CEO transition. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished on this Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Offer Letter between Twitter and Parag Agrawal, dated as of November 29, 2021

99.1	Press Release, dated November 29, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWITTER, INC.

Date: November 29, 2021	/s/ Vijaya Gadde
Vijaya Gadde
Chief Legal Officer and Secretary